Exhibit 99.2

ROBBINS UMEDA LLP

BRIAN J. ROBBINS (190264)

MARC M. UMEDA (197847)

600 B Street, Suite 1900

San Diego, CA 92101

Telephone: (619) 525-3990

Facsimile: (619) 525-3991

mumeda@robbinsumeda.com

Co-Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF CALIFORNIA

SAN JOSE DIVISION

In re BLUE COAT SYSTEMS, INC. DERIVATIVE LITIGATION This Document Relates To: ALL ACTIONS.	) ) ) ) ) ) ) )	MASTER FILE NO.: C-06-4809-JF (RS) [Consolidated with C-06-5453] NOTICE OF SETTLEMENT EXHIBIT A-1

NOTICE OF SETTLEMENT

Lead Case No. 5:06-cv-04809-JF

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF BLUE COAT SYSTEMS, INC. (“BLUE COAT” OR THE “COMPANY”) AS OF OCTOBER 1, 2010

PLEASE TAKE NOTICE that the above-captioned shareholder derivative litigation (the “Federal Action”), as well as the shareholder derivative action in Santa Clara Superior Court entitled Chartier v. Hanna, et al., Case No. 1:05-CV-041436 (the “State Action”) (collectively, the “Actions”), are being settled on the terms set forth in a Stipulation of Settlement dated October 1, 2010 (the “Stipulation”).1 The terms of the settlement set forth in the Stipulation (the “Settlement”) include: (1) financial benefits to Blue Coat totaling over $4.5 million; (2) the adoption, implementation, and/or maintenance of a variety of corporate governance reforms, including measures that relate to and address many of the underlying issues in the Actions, including, but not limited to, independence of the Company’s Board of Directors (the “Board”), director compensation, Board and committee membership, director education requirements, stock option granting procedures, and a clawback provision; and (3) Blue Coat’s agreement to pay shares of Blue Coat common stock valued at $1.775 million and Ernst & Young’s payment of $225,000 in cash for Plaintiffs’ Counsel’s attorneys’ fees and expenses.

IF YOU ARE A CURRENT OWNER OF BLUE COAT COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION.

On January 14, 2011, at 9:00 a.m., a hearing (the “Settlement Hearing”) will be held before the United States District Court for the Northern District of California, San Jose Division, 280 South First Street, San Jose, CA 95113, to determine: (1) whether the terms of the Settlement, including the agreed to attorneys’ fees and expenses, should be approved as fair, reasonable, and adequate; (2) whether the Actions should be dismissed on the merits and with

[1]

This notice should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Federal Court and posted at www.bluecoat.com/company/investorrelations. All capitalized terms herein have the same meanings as set forth in the Stipulation (in addition to those capitalized terms defined herein).

NOTICE OF SETTLEMENT

Lead Case No. 5:06-cv-04809-JF

prejudice; and (3) whether the Plaintiffs should receive service awards of $2,000 each, payable out of the attorneys’ fees and expenses awarded to Plaintiffs’ Counsel.

Any shareholder of Blue Coat that objects to the Settlement of the Actions shall have a right to appear and to be heard at the Settlement Hearing, provided that he or she was a shareholder of record or beneficial owner as of October 1, 2010. Any shareholder of Blue Coat who satisfies this requirement may enter an appearance through counsel of such shareholder’s own choosing and at such member’s own expense or may appear on their own. However, no shareholder of Blue Coat shall be heard at the Settlement Hearing unless no later than fourteen (14) days prior to the date of the Settlement Hearing, such shareholder has filed with the Court and delivered to Plaintiffs’ Counsel, and Blue Coat’s Special Committee’s counsel, a written notice of objection, their ground for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in Blue Coat. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Settlement Hearing unless the Court orders otherwise.

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before December 31, 2010 with service on the following parties:

Counsel for Federal Plaintiffs

Marc M. Umeda

ROBBINS UMEDA LLP

600 B Street, Suite 1900

San Diego, CA 92101

Counsel for State Plaintiffs

Jeffrey D. Light

ROBBINS GELLER RUDMAN

    & DOWD LLP

655 West Broadway, Suite 1900

San Diego, CA 92101

NOTICE OF SETTLEMENT

Lead Case No. 5:06-cv-04809-JF

Counsel for Blue Coat by Its Special Committee

Jeffrey S. Facter

SHEARMAN & STERLING LLP

525 Market Street, 15th Floor

San Francisco, CA 94105

Inquiries regarding the Settlement may be made to counsel for the State Plaintiffs: Rick Nelson, c/o Shareholder Relations, Robbins Geller Rudman & Dowd LLP, 655 West Broadway, Suite 1900, San Diego, CA 92101; telephone 619-231-1058.

PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE

DATED November 15, 2010	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT NORTHERN DISTRICT OF CALIFORNIA SAN JOSE DIVISION

NOTICE OF SETTLEMENT

Lead Case No. 5:06-cv-04809-JF